EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-237807 on Form F-10 and to the use of our reports dated March 31, 2021 relating to the financial statements of MAG Silver Corp. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Amendment No. 1 to the Annual Report on Form 40-F for the year ended December 31, 2020.

/s/ Deloitte LLP

Chartered Professional Accountants

August 19, 2021

Vancouver, Canada